Wilshire wShares Enhanced Gold Trust 10-Q

Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Report”) of Wilshire wShares Enhanced Gold Trust (the “Registrant”) as filed with the U.S. Securities and Exchange Commission on the date hereof, I, William Herrmann, the Principal Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ William Herrmann*
William Herrmann **
Managing Partner
(serving in the capacity of principal executive officer)

Date: August 16, 2021

* The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

** The registrant is a trust and the person is signing in his capacity as an officer of Wilshire Phoenix Funds, LLC, the Sponsor of the Registrant.